Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-96929 and 333-127340) of our report dated June 28, 2007 with respect to the consolidated financial statements and schedule of Magal Security Systems Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2006.

Tel-Aviv, Israel June 28, 2007	/s/ Kost Forer Gabbay and Kasierer KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global